SCHEDULE 14A

(RULE 14A – 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO. 3)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Rule 14a-11 (c) or
Rule 14a-12
☐	CONFIDENTIAL, FOR THE USE OF THE
COMMISSION ONLY (AS PERMITTED BY
RULE 14a-6 (e) (2) )

Ohio Casualty Corporation

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Please Note

•    Additional Information and Where to Find It

        This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, a proxy statement of Ohio Casualty and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OHIO CASUALTY CORPORATION AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Ohio Casualty on the SEC’s website at http://www.sec.gov. Free copies of Ohio Casualty’s SEC filings are also available from Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014, Attention: Investor Relations.

•    Participants in the Solicitation

        Ohio Casualty and its executive officers, directors, other members of management, employees and Liberty Mutual may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ohio Casualty’s shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of Ohio Casualty is set forth in its definitive proxy statement for its 2007 annual meeting filed with the SEC on April 4, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement to be filed with the SEC in connection with the proposed transaction.

Dan Carmichael, Chief Executive Officer

Dear employees,

In order to continue to update you regarding the culture of Liberty Mutual Group, we are providing the following general information to you about Liberty Mutual:

•     a letter from Gary Gregg, the president of Liberty Mutual Agency Markets;

•     an overview of current benefits offered by Liberty Mutual to eligible employees; and

•     a brochure from Liberty Mutual entitled “This is Who We Are, This is What We Do.”

You may also wish to review the Liberty Mutual Annual Report for 2006 and past years; access it through their Website, www.libertymutual.com, then click on About Liberty Mutual/Investor Relations/Financial Reports.

These materials should only be used for general informational purposes regarding what Liberty Mutual currently offers to eligible employees. The overview enclosed is not a modification of any plan document or summary plan description, and is not a guarantee of what benefits will be offered to eligible employees past the merger of the two companies.

Sincerely,

Dan Carmichael

9450 Seward Road, Fairfield, OH 45014	www.ocas.com

Gary R. Gregg	617-357-9500
President, Agency Markets

June 13, 2007

Dear Colleague:

The addition of Ohio Casualty to the Liberty Mutual Group presents an opportunity to collectively strengthen the value we deliver to agents and customers, and to boost our product and service capabilities across an expanded Liberty Mutual Agency Markets.

At Liberty Mutual, we strongly believe that the key to success is our people. Our mission and principles reflect this belief. This, along with our decision years ago to give customers more choice, led to our dedication to and support of the independent agency system. This focus on our people and on independent agents is largely what attracted us to Ohio Casualty. The enclosed materials will help you understand more about the Liberty Mutual Group.

Over the past several weeks, I have had the opportunity to meet with the Ohio Casualty senior team and address your agents on numerous occasions, and I am even more confident that Ohio Casualty is a very strong company with terrific talent, excellent agency relationships, and a high-performing book of business.

I look forward to building a stronger organization together.

Sincerely,

As we work through the process of joining together, we wanted to take the opportunity to provide a high-level overview of the benefit programs Liberty Mutual currently offers eligible employees, as well as highlight several key components of these offerings.

More specific details regarding Liberty Mutual benefit plans will be provided in future written communications and through in-person meetings.

Overview

Liberty Mutual offers a comprehensive Flexible Benefits Program, Thrift-Incentive (401(k) Savings) Plan, and Retirement Benefit Plan. The Company also offers a wide range of other employee programs and services. This employee benefit package is intended to provide broad financial protection for employees and their families and plays an important role in the total compensation packages offered to Liberty Mutual employees.

The Company pays 100% of the cost of some benefits, employees share the cost of other coverages with the Company, and some coverages are completely employee-paid.

Flexible Benefits Program

Eligible full-time and part-time employees - those scheduled and working 20 or more hours per week - may elect to participate in:

♦	Medical Insurance Coverage with a Preferred Provider Organization (PPO) Design
♦ ♦ ♦ ♦ ♦ ♦ ♦ ♦

Dental Insurance Coverage

Vision Care Coverage

Short-Term Disability Coverage

Long-Term Disability Coverage

Employee Life Insurance

Dependent Life Insurance for Spouse and Child

Accidental Death and Dismemberment (AD&D) Insurance

Health Care Reimbursement Account and Dependent Care Reimbursement Account

♦	Long-Term Care Insurance

The Liberty Mutual medical, dental, and vision care plans do not have pre-existing condition exclusions or waiting periods for purposes of determining participation and coverage requirements in the plans.

Post-Retirement Welfare Plan Benefits

Liberty Mutual provides medical (including prescription drug coverage), dental, and life insurance coverage to eligible employees when they retire (both for employees who retire before age 65 and those who retire at age 65 or older). Eligible employees are those with at least ten (10) years of service and are age 55 or older.

(Turn Over)

Financial Security Benefits

In addition to the health and welfare benefits offered through Liberty Mutual’s Flexible Benefits Program, eligible employees have access to important financial security benefits:

♦

The Thrift-Incentive Plan (TIP) is a 401(k) Savings Plan that allows for before-tax and/or after-tax contributions of up to 25% of your pay (a lower limit applies for those individuals determined to be “highly compensated” by the IRS). TIP offers 14 investment options, including three Pre-Mixed Portfolios.

–    TIP offers a company match on employees’ contributions up to 7% of their pay, at a guaranteed 50% level, plus up to 50% in additional match based on company performance. For 2007, the total company match is $0.93.

–    Participants are 50% vested in their company match after one year of employment and fully vested after two years of employment.

♦	The Liberty Mutual Retirement Benefit Plan is a defined benefit (pension) plan that provides vested employees with retirement income. Liberty Mutual pays the entire cost of the plan.

Other Programs Liberty Mutual offers a wide range of other employee services and programs, including:

♦ ♦ ♦ ♦ ♦

Training and Development programs

Tuition Reimbursement programs

Rewards and Recognition programs

Flexible Time Off (FTO)

WorkLife Solutions Plan (an Employee Assistance Plan) available to employees and household members

♦ ♦	Group Savings Plus® auto and homeowners’ insurance program Health and Wellness services, such as the Liberty Mutual WebMD personal health manager web site and the GlobalFit discount program

With our policyholders, we

are engaged in a great

mutual enterprise. It is

great because it seeks to

prevent crippling injuries

and death by removing the

causes of home, highway,

and work accidents. It is

great because it deals in

the relief of pain and

sorrow and fear and loss.

It is great because it works

to preserve and protect the

things people earn and

build and own and cherish.

Its true greatness will be

measured by our power to

help people live safer,

more secure lives.

Measuring Our Success

As we said at the outset, we are a commercial enterprise, and as such, we measure long-term success in terms of return on capital and market-share growth. We seek to earn competitive returns on capital deployed. Growth gives us operating and strategic flexibility, and creates a work environment that is exciting, provides opportunities, and attracts and retains the best and brightest people. So we seek to grow our chosen businesses over time at a faster-than-market rate. Beyond operating performance, our success will be measured against how well we help our customers live safer, more secure lives. Our mission is a noble one, and what we do matters. We rebuild, we repair, and we restore lives. And whenever possible, we use our knowledge base, employee talent, and research capabilities to prevent accidents and injuries from happening in the first place. The stability of a person’s economic position is determined by the quality of their protection against unseen adversity. Otherwise, one workplace injury, one accident, one fire could mean economic ruin. For our policyholders, we are that protection. Ultimately, our Company’s success is the result, individually and collectively, of our hard work, meeting goals, building financial strength, and doing the right thing the right way.

This is Liberty Mutual

The Liberty Mutual Group is a commercial entity. The ultimate measure of our collective success will be our ability to grow on a profitable basis.

However, we believe strongly that commercial success can be achieved in a manner consistent with principles and ideals that bind us together as one company, that set us apart from our competitors, and that in the end will allow us to say we have succeeded commercially by doing the right thing the right way.

The following pages will help you understand our mission and our principles, what our customers and employees can expect from Liberty Mutual, and how we measure success.

Our Mission and Principles

Liberty Mutual Group is one of the world’s leading property and casualty insurance companies. This proud position has been achieved and will be maintained within a framework of clearly defined and nonnegotiable principles:

We behave with integrity.

We are in the business of trust. People build their lives on our promises and trust us to keep those promises, to our customers and to each other. Our most important promise is that we will strive to do the right thing, always.

We treat people with dignity and respect.

Ours is a relationship business. We benefit, and our customers benefit, when the relationships are strong and long, and that means treating our customers well so they will want to continue doing business with us. However, we can’t be one thing to our customers and another to each other; we must treat everyone with dignity and respect.

We provide superior products and services at a fair price.

We do business with those who value high quality and are willing to pay a little more for it. We aspire to provide consistently superior products and services at prices that are fair to our customers and allow us a reasonable profit.

Our shared commitment to the mission and principles of Liberty Mutual Group creates a culture that promotes excellence and fuels growth. Working here, you will help create the future of this organization built upon this mission and principles. We grow, the business environment changes and we change, but our fundamental mission does not:

With our policyholders, we are engaged in a great mutual enterprise. It is great because it seeks to prevent crippling injuries and death by removing the causes of home, highway, and work accidents. It is great because it deals in the relief of pain and sorrow and fear and loss. It is great because it works to preserve and protect the things people earn and build and own and cherish. Its true greatness will be measured by our power to help people live safer, more secure lives.

What Our Customers Can Expect from Liberty Mutual

The property and casualty business is a business of skill—the skill required to assess and manage new and old risks in a competitive market. The companies with the best people supported by superior processes will be the most successful.

Each Liberty Mutual business operates consistently in fundamental ways:

•   First and foremost, operates in a manner consistent with our principles

•   Values long–term relationships

•   Has a value proposition, based on customers’ needs and expectations, that defines why a customer should do business with us rather than with someone else

•   Provides products and services that benefit customers over the long term

•   Does business with those who share our commitment to safety, security, and quality

•   Protects and grows our capital

So, regardless of what business or in which country our customer operates, whether that customer is a first-time homeowner, the president of a midsize manufacturing business, an owner of a small business, or the risk manager of a major company, his or her experience with Liberty Mutual will reflect these ideals.

What Our Employees Can Expect From Liberty Mutual

We believe that the company’s success is inextricably linked to our employees’ satisfaction and success: satisfaction that they work for an industry leader committed to improving safety, satisfaction that they work for a company that does the right thing, and satisfaction that the company will reward them for their contributions and provide opportunities for personal growth and success.

Commitments of the Company

•  Foster a work environment

with equal opportunity for all,

an environment that challenges,

encourages, and helps employees

grow and succeed.

•  Provide compensation and

benefits that are very competitive.

•  Provide opportunity for participation

in the company’s superior financial

performance.

•  Provide a performance management

structure that clearly defines

expectations, measures results,

and ties pay to performance.

•  Provide skill-building education and

coaching that prepares employees to

be successful.

•   Be a career-building organization;

we will always look first to

promote from within.

Responsibilities of Our Managers

Managers have the responsibility for turning

principles into action; therefore they are

expected to adhere to the following:

•   Fully understand the company’s

expectations.

•   Achieve objectives.

•   Treat everyone with dignity and respect.

•   Provide clear and explicit performance

expectations.

•   Provide honest performance evaluations.

•   Coach constantly.

•   Make things better.

•   Be a champion for the company with

your people.

•   Be a champion for your people

with the company.

Expectations of Us All

Every employee has a role to play in

creating this supportive environment;

it’s not just up to managers. Here are the

things we all share responsibility for doing:

•   Do our jobs well; do what is

asked of the job and hold ourselves

accountable for results.

•   Learn constantly; develop the

skills we need; push ourselves

to succeed.

•   Take personal responsibility.

•   Take initiative and manage our

careers; always participate actively.

•   Communicate—speak out when it’s

warranted and be willing to listen

with an open mind.

•   Take responsibility for our own

behavior; don’t blame others.